                                   Exhibit 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                                  MEDANCO, INC.

      For the purpose of forming this corporation under the laws of the State of Nevada, the undersigned incorporation hereby state:

                                  ARTICLE FIRST

                                      Name

      The name of the corporation is:

                                  Medanco, Inc.

                                 ARTICLE SECOND

                              Purposes and Duration

The purposes for which the corporation is formed are:

      (a) To engage in any lawful business activity from time to time authorizing or approved by the board of directors of this corporation;

      (b) To act as principal, agent, partner or joint venturer or in any other legal capacity in any transaction;

      (c)   To do business anywhere in the world; and

      (d) To have and exercise all rights and powers from time to time granted to a corporation by law.

      The above purpose clauses shall not be limited by reference to or inference from one another, but each purpose clause shall be construed as a separate statement conferring independent purposes and powers upon the corporation.

      The duration of this corporation shall be perpetual.

                                  ARTICLE THIRD

                                    Location

      The county in the State of Nevada where the principal office for the transaction of the business of the corporation is located is the County of Clark, and the address of the principal office is: 3890 South Swenson, Suite 100, Las Vegas, Nevada, 89109.

                                 ARTICLE FOURTH

                                    Directors

      The number of directors of the corporation is three until changed by an amendment of these Articles of Incorporation or a by-law duly adopted by the shareholders of the corporation.

                                  ARTICLE FIFTH

                   Names of First Directors and Incorporators

      The names and addresses of the persons who are appointed to act as first directors of the corporation, who are also the incorporators, are:

Joseph R. Laird, Jr.
3890 South Swenson, Suite 100
Las Vegas, Nevada 89109

Kenneth J. Fisher
3890 South Swenson, Suite 100
Las Vegas, Nevada 89109

Patricia J. Laird
3890 South Swenson, Suite 100
Las Vegas, Nevada 89109

                                  ARTICLE SIXTH

                                      Stock

      The corporation is authorized to issue only one class of stock, which shall be designated Capital Stock.

      The total number of shares of Capital Stock that the corporation is authorized to issue is 100,000 shares. The aggregate par value of all of said shares is $25,000.00, and the par value of each such share is $0.25.

      IN WITNESS WHEREOF, the undersigned incorporators, who are also the first directors of the corporation, have executed these Articles of Incorporation on June 7, 1977.

                                    /s/ Joseph R. Laird, Jr.
                                    --------------------------------------------
                                    Joseph R. Laird, Jr.


                                    /s/ Kenneth J. Fisher
                                    --------------------------------------------
                                    Kenneth J. Fisher


                                    /s/ Patricia J. Laird
                                    --------------------------------------------
                                    Patricia J. Laird

STATE OF CALIFORNIA     )
                        ) SS.
COUNTY OF LOS ANGELES   )

      On this 7th day of June, 1977, before me, the undersigned, a Notary Public in and for the said County and State, residing therein, duly commissioned and sworn, personally appeared Joseph R. Laird, Jr., Kenneth J. Fisher, and Patricia
J. Laird, known to me to be the persons whose names are subscribed to the within Articles of Incorporation, and acknowledged to me that they executed the same.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                    /s/ K. Edward Smith
                                    --------------------------------------------
                                    Notary Public

                                       ()
                  Certificate of Revival Pursuant to NRS 78,730
                  ---------------------------------------------
   (Read instructions on reverse side)    (Please remit with at least one copy

1. The name of the corporation: Medanco, Inc.
                                ------------------------------------------------
                                (name must appear exactly the same as last recorded in this office)

2. The name and address of the corporation's resident agent:

Theresa Marrott
-----------------------------------      ---------------------------------------
3522 Desert Plains                       N/A
-----------------------------------      ---------------------------------------
Elko, NV 89801
-----------------------------------      ---------------------------------------
(physical address of Resident            (mailing address, if different from
Agent)                                   physical)

3. The date when the revival of the charter is to commence or be effective, which may be, before the date of the certificate: June 22, 1997
                                                  -------------

4. Indicate whether or not the revival is to be perpetual, and, if not perpetual, the time for which the revival is to continue. The corporation's existence shall be: PERPETUAL or ______________________________.
                    (Time for which the revival is to continue)

5. The undersigned declare that the corporation desires to revive its corporate charter and is, or has been, organized and carrying on the business authorized by its existing or original charter and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of this charter.

6. The names and addresses of the president, secretary and treasurer and all of the corporation's directors are as follows:

Ronal Birkinbine                         806 Clover Drive, Boise, ID 83703
--------------------------------------------------------------------------------
(president)                              (address)

Vicky Birkinbine                         806 Clover Drive, Boise, ID 83703
--------------------------------------------------------------------------------
(secretary)                              (address)

--------------------------------------------------------------------------------
(treasurer)                              (address)

--------------------------------------------------------------------------------
(director)                               (address)

--------------------------------------------------------------------------------
(director)  You may attach additional pages, if necessary

The undersigned declare that they have obtained written consent of all the stockholders of the corporation and the unanimous consent was secured and that they are the person(s) designated or appointed by the stockholders of the corporation to revive the corporation.

/s/ Charles H. Spaulding
------------------------------------          ----------------------------------
(signature)                                   (signature

State of Utah
County of Salt Lake

Signed and sworn (or affirmed) before me on 6/22/97 by:
                                            -------

Charles K. Spaulding     (name)
------------------------

------------------------
Denise M. Williams       (Notarial Officer)
------------------------

                            CERTIFICATE OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                                OF MEDANCO, INC.

We, the undersigned, Ronald R. Birkinbine, President and Vicky Birkinbine, Secretary of Medanco, Inc., do hereby certificate:

That the Board of Directors of said corporation at a meeting duly convened, held on the 6th day of September, 1997, adopted a resolution to amend the original articles as follows:

Article I which presently reads as follows:

                                  ARTICLE FIRST
                                      Name

            The name of the corporation is: Medanco, Inc.

Is hereby amended to read as follows:

            The name of the corporation is: Pay Dirt, Inc.

Article IV which presently reads as follows:

                                 ARTICLE FOURTH
                                    Directors

            The number of directors of the corporation is three until changed by an amendment of these Articles of Incorporation or a by-law duly adopted by the shareholders of the corporation.

Is hereby amended to read as follows:

                                 ARTICLE FOURTH
                                    DIRECTORS

            The Directors are hereby granted the authority to do any act on behalf of the Corporation as may be allowed by law. Any action taken in good faith, shall be deemed appropriate and in each instance where the Business Corporation Act provides that the Directors may act in certain instances where the Articles of Incorporation so authorize, such action by the Directors, shall be deemed to exist in these Articles and the authority granted by said Act shall be imputed hereto without the same specifically having been enumerated herein.

            The Board of Directors may consist of from one (1) to nine (9) directors, as determined, from time to time, by the then existing Board of Directors.

Article VI which presently reads as follows:

                                  ARTICLE SIXTH
                                      Stock

            The corporation is authorized to issue only one class of stock, which shall be designated Capital Stock.

            The total number of shares of Capital Stock that the corporation is authorized to issue is 100,000 shares. The aggregate par value of all of said shares is $25,000.00, and the par value of each such share is $0.25.

Is hereby amended to read as follows:

                                   ARTICLE VI
                            AUTHORIZED CAPITAL STOCK

            The total authorized capital stock of the Corporation is 100,000,000 shares of Common Stock, with a par value of $0.001 (1 mil). All stock when issued shall be deemed fully paid and non-assessable. No cumulative voting, on any matter to which Stockholders shall be entitled to vote, shall be allowed for any purpose.

            The authorized stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall, from time to time, determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this Corporation.

                  THE FOLLOWING NEW ARTICLES ARE HEREBY ADOPTED

                                   ARTICLE VII
                                COMMON DIRECTORS

            As provide by Nevada Revised Statutes 78.140, without repeating the section in full here, the same is adopted and no contract or other transaction between this Corporation and any of its officers, agents or directors shall be deemed void or voidable solely for that reason. The balance of the provisions of the code section cited, as it now exists, allowing such transactions, is hereby incorporated into this Article as though more fully set-forth, and such Article shall be read and interpreted to provide the greatest latitude in its application.

                                  ARTICLE VIII
                       LIABILITY OF DIRECTORS AND OFFICERS

            No Director, Officer or Agent, to include counsel, shall be personally liable to the Corporation or its Stockholders for monetary damage for any breach or alleged breach of fiduciary or professional duty by such person acting in such capacity. It shall be presumed that in accepting the position as an Officer, Director, Agent or Counsel, said individual relied upon and acted in reliance upon the terms and protections provided for by this Article. Notwithstanding the foregoing sentences, a person specifically covered by this Article, shall be liable to the extent provided by applicable law, for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or for the payment of dividends in violation of NRS 78.300

                                   ARTICLE IX
            ELECTION REGARDING NRS 78.378 - 78.3793 and 78.411-78.444

            This Corporation shall NOT be governed by nor shall the provisions of NRS 78.378 through and including 78.3793 and NRS 78.411 through and including 78.444 in any way whatsoever affect the management, operation or be applied in this Corporation. These Articles may only be amended by a majority vote of not less than 90% of the then issued and outstanding shares of the Corporation. A quorum of outstanding shares for voting on an Amendment to these articles shall not be met unless 95% or more of the issued and outstanding shares are present at a properly called and noticed meeting of the Stockholders. The super-majority set forth in these Articles only applies to any attempted amendment to these Articles.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 99,095; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                    /s/ Ronald Birkinbine
                                    --------------------------------------------
                                    Ronald Birkinbine
                                    President


                                    /s/ Vicky Birkinbine
                                    --------------------------------------------
                                    Vicky Birkinbine
                                    Secretary/Treasurer

State of Utah
County of Salt Lake

On September 10, 1997, personally appeared before me, a Notary Public, Ronald Birkinbine and Vicky Birkinbine who acknowledged that they executed the above instrument.

                                    /s/ Denise M. Williams
                                    --------------------------------------------
                                    Notary Public

                            CERTIFICATE OF AMENDMENT
                                 PAY DIRT, INC.

                              A Nevada Corporation

      The undersigned, Janamarie Riche, President and Shawni Larrabee, Secretary of Pay Dirt, Inc. hereby certify:

      The shareholders of Pay Dirt, Inc., through an Action of Shareholders without a meeting, adopted a resolution to amend the Articles of Incorporation as follows:

Article I which presently reads:

                              Article First - Name

                  The name of the corporation is Pay Dirt, Inc.

Is hereby amended to read as:

                              Article First - Name

      The name of the corporation is Affinity International Travel Systems, Inc.

      The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 578,970, total number of shares voting for above amendment is 307,800 representing over 53% and a majority of each class of stock outstanding and entitled to vote thereon.

Dated this 23rd day of June, 1998.


                                    /s/ Janamarie Riche
                                    --------------------------------------------
                                    Janamarie Riche, President


                                    /s/ Shawni Larrabee
                                    --------------------------------------------
                                    Shawni Larrabee, Secretary

SUBSCRIBED AND SWORN TO BEFORE ME THIS 23RD DAY OF JUNE, 1998.


                                    /s/ Melinda K. Orth
                                    --------------------------------------------
                                    NOTARY PUBLIC
                                    COMMISSION EXPIRES: 2/23/2000

                            CERTIFICATE OF AMENDMENT
                          AFFINITY INTERNATIONAL TRAVEL
                                  SYSTEMS, INC.
                              A Nevada Corporation

      The undersigned, Janamarie Riche, President and Shawni Larrabee, Secretary of Pay Dirt, Inc. hereby certify:

      The shareholders of Affinity International Travel Systems, Inc., through an Action of Shareholders without a meeting and representing over 95% of the issued and outstanding stock, adopted a resolution to amend and clarify the Articles of Incorporation as follows:

Article IX Is hereby amended to read as:

                              Article First - Name

      The Corporation shall NOT be governed by nor shall the provisions of NRS
78.378 through and including NRS 78.3793 and NRS 78.411 through and including
78.444 in any way whatsoever affect the management, operation or be applied in this Corporation. This Article may only be amended by amended by a majority vote of not less than 90% of the then issued and outstanding shares of the Corporation. A quorum of outstanding shares for voting on an Amendment to this Article shall not be met, unless 95% or more of the issued and outstanding shares are present at a properly called and noticed meeting of the Stockholders. The super-majority set-forth in this Article only applies to any attempted amendment to this Article.

Dated this 1st day of July, 1998.

                                    /s/ Janamarie Riche
                                    --------------------------------------------
                                    Janamarie Riche, President


                                    /s/ Shawni Larrabee
                                    --------------------------------------------
                                    Shawni Larrabee, Secretary

Page 2
Certificate of Amendment
Affinity International Travel Systems, Inc.
Notary Page

STATE OF UTAH          )
                       )ss
COUNTY OF SALT LAKE    )

      On this the 1st day of July, 1998, Janamarie Riche and Shawni Larrabee, President and Secretary respectively, personally appeared before me and executed the attached Certificate of Amendment for Affinity International Travel Systems, Inc.


                                    /s/
                                    --------------------------------------------
                                    Notary Public

                            CERTIFICATE OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                   AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.

      Pursuant to Nevada Statute, the following Amendment to the Restated Articles of Incorporation of the Company were taken, without meeting, pursuant to authorized by the written consent of Shareholders holding over a majority of the outstanding voting power of the Company.

                                        I

      Article IV of the Articles of Incorporation of the Corporation shall be amended to read as follows:

                                   ARTICLE VI

      Capitalization. The Corporation shall have the authority to issue 100,000,000 shares of common stock with each share of common stock having a par value of $.001 (one mill.). The common stock of the Corporation is of the same class and shall have the same rights and preferences.

      The Corporation shall have the authority to issue 100,000,000 shares of preferred stock with each share of preferred stock having a par value of $.001 (one mill.). Pursuant to NRS 78.195 and all other applicable sections, the Board of Directors of the Corporations shall have the authority to fix the designations, rights, voting powers, limitations and preferences or other variations of or within this class or any series within this class.

      Fully paid stock of the Corporation shall not be liable for further call or assessment. All shares shall be issued at the direction of the Board of Directors.

                                       II

      The aforementioned amendment to the Restated Articles of Incorporation were adopted, without meeting and pursuant to NRS 78.320(2), by Shareholders holding over a majority of the outstanding shares of the Corporation on the 22nd day of September, 1998. At the time of said resolution, without meeting, there were 4,265,433 common shares outstanding, all of which were entitled to vote, and the vote in favor, without meeting, of said amendments equaled 2,850,000.

      The undersigned being the President and Secretary of the Corporation do hereby certify that the aforementioned Amendment to the Articles of Incorporation properly represent the amendment approved, without meeting by the Shareholders holding over a majority of the outstanding shares of the corporation, and that said amendment was approved by said Shareholders by the aforementioned vote.

      In addition, the undersigned, being President and Secretary of the Corporation, do hereby certify that written consent of said action was received in accordance with the provisions of Nevada Statutes.


/s/ Joan Brandano
-------------------------------
Joan Brandano, President


/s/ Maura Palmer
-------------------------------
Maura Palmer, Secretary

      On this 22 day of September, 1998, personally appeared before me Joan Brandano, President and Maura Palmer, Secretary of Affinity International Travel Systems, Inc. who, after being duly sworn, did state that the matters contained above are true and correct to the best of their knowledge.


/s/ Marilyn Ward
-------------------------------
Notary Public


My Commission Expires: October 11, 2001
                       ----------------

                           CERTIFICATE OF DESIGNATION
                                       of
                       Rights, Preferences and Privileges
                                       Of
                   AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.

                     SERIES "A" CONVERTIBLE PREFERRED STOCK
                                $0.001 par value

      The undersigned duly authorized officers of Affinity International Travel Systems, Inc., a corporation organized and existing under the General Corporation Law of the State of Nevada (the "Corporation"), DO HEREBY CERTIFY:

      FIRST: That pursuant to authority expressly vested in the Board of Directors of said corporation by the provisions of its Articles of Incorporation, as amended, said Board of Directors duly adopted the following resolution:

      RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by Article VI of the Corporation's Articles of Incorporation, as amended, a series of preferred stock of the Corporation be, and it hereby is, created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated Series "A" Convertible Preferred Stock, to consist of 1,000,000 shares, $0.001 par value per share, of which the designations, powers, rights, preferences and the qualifications, limitations or restrictions thereof shall be (in addition to those set forth in the Corporation's Articles of Incorporation, as amended) as follows:

      1. Certain Definitions. Unless the context otherwise requires, the terms defined in this Section 1 shall have, for all purposes of this resolution, the meanings herein specified.

      Board of Directors. The term "Board of Directors" shall mean the Board of Directors of this Corporation, and, to the extent permitted by law and the Articles of Incorporation and Bylaws of the Corporation, any committee of the Board of Directors authorized to exercise the powers of the Board of Directors.

      Common Stock. The term "Common Stock" shall mean all shares now or hereafter authorized of any class of Common Stock of the Corporation, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

      Conversion Date. The term "Conversion Date" shall have the meaning set forth either in Section 4(b) in the event of an optional conversion, or in
Section 4(c) in the case of a mandatory conversion.

      Conversion Ratio. The term "Conversion Ratio" shall mean the ratio used to determine the number of shares of Common Stock issuable and deliverable upon conversion of each share of the Series "A" Preferred Stock. The Conversion Ratio shall be the contractual ratio as negotiated with respect to one or more acquisition or other transactions in which the Corporation is a party and issues Series "A" Preferred Stock, subject to adjustment in accordance with Section 4(e) below.

      Current Market Price. The term "Current Market Price" shall mean the Current Market Price of the Common Stock, which shall be calculated, in the event the Common Stock is publicly traded, as the daily average closing price per share of the Common Stock for twenty (20) consecutive trading days immediately preceding the Conversion Date (as adjusted for any stock dividend, split, combination or reclassification that was effected during such twenty (20) day trading period). The closing price for each day shall be the last reported sale price regular way, or, in case no reported sale takes place on such day, the average of the last closing bid and asked prices, regular way, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not so listed or admitted to trading, the closing sale price per share of the Common Stock as reported by NASDAQ or the NASD Electronic Over the Counter Bulletin Board (OTCBB). In the event the Common Stock is not quoted on NASDAQ or OTCBB, Current Market Price shall be deemed to be the fair market value per share of the Common Stock on the Conversion Date as determined by the accountants for the Corporation.

      Preferred Stock. The terms "Preferred Stock" or Series "A" Preferred Stock, shall mean the Series "A" Convertible Preferred Stock, $0.001 par value per share of the Corporation.

      2. Preferential Dividend. The holders of Series "A" Preferred Stock shall be entitled to receive or have set apart, out of funds of the Corporation legally available for the payment of dividends, a cumulative, preferential cash dividend in an amount equal to six percent (6%) per annum on the amount of the distribution that the holders of the Series A Preferred Stock are entitled to receive upon liquidation or dissolution of the Corporation as provided in
Section 3 below, payable quarterly on dates set by the Board of Directors, before any dividend may be set apart or paid on the Common Stock. The holders of the Preferred Stock shall not participate in the earnings of the Corporation beyond the preferential dividend of six percent (6%) per annum and all accumulated preferential dividends in arrears. Nothing herein contained shall require the Corporation to pay a dividend in any fiscal year.

      3. Distribution Upon Liquidation, Dissolution or Winding Up. In the event of any liquidation or dissolution of the Corporation, whether voluntary or involuntary, or other winding up of the affairs of the Corporation, the holders of Series "A" Preferred Stock shall be entitled to receive out of the net assets of the Corporation the sum of Two Dollars ($2.00) per share, plus an amount equal to all accumulated preferential dividends in arrears, before any distribution may be made to the holders of the Common Stock. The holders of the Preferred Stock shall not be entitled to any further participation in the distribution of the assets of the Corporation. Neither the consolidation or merger of the Corporation into or with another corporation, nor the sale of all or substantially all of the assets of the Corporation to another corporation or corporations shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3.

      4. Conversion. The Series "A" Preferred Stock shall be convertible into Common Stock as follows:

            (a) Optional Conversion. Subject to and upon compliance with the provisions of this Section 4, the holder of any shares of Series "A" Preferred Stock shall have the right, on or after August 1, 1999, until January 1, 2000, to convert, in whole or in part, such shares of Preferred Stock into fully paid and non-assessable shares of Common Stock at the Conversion Ratio, subject to adjustment in accordance with Section 4 above(e) below. Any unpaid preferential dividend payable on the shares of the Series "A" Preferred Stock so converted, shall be forfeited upon conversion.

            (b) Mechanics of Optional Conversion. The holder of any shares of Series "A" Preferred Stock may exercise the conversion rights specified in
Section 4(a) by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates representing the shares of Preferred Stock to be converted, duly endorsed, accompanied by written notice specifying the number of shares to be converted and the person(s), and the share amounts thereof, to whom the certificate or certificates for Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when notice of an election to convert is delivered and a certificate or certificates representing the shares of Preferred Stock to be converted are surrendered, and such date is referred to herein as the "Conversion Date." As promptly as practicable thereafter, the Corporation shall issue and deliver a certificate or certificates, representing in the aggregate the number of whole shares of Common Stock to which the holder of the Preferred Stock is entitled upon conversion, to the person(s) and in the Common Stock share amounts specified in the written notice. The Corporation shall also deliver to such holder a check or cash with respect to any fractional share of Common Stock that would otherwise be issuable as provided in Section 4(d). The person(s) in whose names the certificate or certificates for shares of Common Stock are to be issued shall be deemed to have become holders of record of such Common Stock on the Conversion Date. Upon conversion of all of a holder's shares of Preferred Stock, the rights of such holder as a stockholder shall cease. Upon conversion of only a portion of shares covered by a certificate of Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to the holder of the Preferred Stock, at the expense of the Corporation, a new certificate representing the number of shares of Preferred Stock representing the unconverted portion of the certificate so surrendered.

            (c) Mandatory Conversion. In the event a holder of the Series "A" Preferred Stock has not elected to convert all of such holder's shares of Preferred Stock on or before January 1, 2000, the unconverted shares of Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Ratio on January 2, 2000, which shall be deemed the Conversion Date. Upon such conversion, the rights of a holder of the Preferred Stock as a stockholder shall cease, and the Corporation shall issue and deliver a certificate or certificates, representing in the aggregate the number of whole shares of Common Stock resulting from the mandatory conversion, to such holder, or to such holder's designee(s) in the event written notice is delivered to the Corporation prior to the Conversion Date specifying the person(s), and the share amounts thereof, to whom the shares of Common Stock are to be issued. The Corporation shall also deliver to the holder of the Preferred Stock a check or cash with respect to any fractional share of Common Stock that would otherwise be issuable as provided in Section 4(d). The person(s) in whose names the certificate or certificates for shares of Common Stock are to be issued shall be deemed to have become holders of record of such Common Stock on the Conversion Date. Any unpaid preferential dividend payable on the shares of the Series "A" Preferred Stock so converted, shall be forfeited upon conversion.

            (d) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of shares of Series "A" Preferred Stock. The number of whole shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Preferred Stock, the Corporation shall pay a cash amount in respect of such fractional share interest equal to that fractional interest of the then Current Market Price.

            (e) Conversion Ratio Adjustments. The Conversion Ratio shall be subject to adjustment from time to time as follows:

                  (i) Stock Dividends, Subdivisions, Reclassifications or Combinations. If the Corporation shall: (i) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, or (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the Conversion Ratio in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted, so that the holder of any shares of Series "A" Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock which such holder would have owned or been entitled to receive had such Series "A" Preferred Stock been converted immediately prior to such date. Successive adjustments in the Conversion Ratio shall be made whenever any event specified above shall occur.

                  (ii) Consolidation, Merger, Sale, Lease or Conveyance. In case of any consolidation with or merger of the Corporation with or into another corporation, or in the case of any sale, lease or conveyance to another corporation of all or substantially all of the assets of the Corporation, each share of Series "A" Preferred Stock shall, after the date of such consolidation, merger, sale, lease or conveyance, be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share or Series "A" Preferred Stock would have been entitled to receive had the holder of the Preferred Stock converted immediately prior to the occurrence of such consolidation, merger, sale, lease or conveyance.

                  (iii) Rounding of Calculations; Minimum Adjustment. All calculations under this Section 4(e) shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provision of
Section 4 to the contrary notwithstanding, no adjustment in the Conversion Ratio shall be made if the amount of such adjustment would be less than $0.05, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.05 or more.

                  (iv) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 4(e) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series "A"

Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional share of Common Stock pursuant to Section 4(d); provided that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

            (f) Statement Regarding Adjustments. Whenever the Conversion Ratio shall be adjusted as provided in Section 4(e), the Corporation shall forthwith file, at the office of any transfer agent for the Series "A" Preferred Stock and at the principal office of the Corporation, a statement showing in detail the facts requiring such adjustment and the Conversion Ratio that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of shares of Series "A" Preferred Stock at such holder's address appearing on the Corporation's records. Each such statement shall be signed by the Corporation's independent public accountants, if applicable, or the Corporation's officers responsible for preparing such information. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 4(g).

            (g) Notice to Holders. In the case of any action which would require the giving of notice to the holders of the Series "A" Preferred Stock, under this Section 4 or any other section of this Certificate of Designation, such notice shall be sufficient if mailed, registered or certified, to holder's address as shown on the stock records of the Corporation's transfer agent.

            (h) Treasury Stock. For the purposes of this Section 4, the sale or other disposition of any Common Stock theretofore held in the Corporation's treasury shall be deemed to be an issuance thereof.

            (i) Costs. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Series "A" Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series "A" Preferred Stock in respect of which such shares are being issued.

            (j) Reservation of Shares. The Corporation shall reserve at all times so long as any shares of Series "A" Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock (if applicable) or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Series "A" Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series "A" Preferred Stock.

            (k) Valid Issuance. All shares of Common Stock which may be issued upon conversion of the shares of Series "A" Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result (including without limitation, any action which would cause the Conversion Ratio to be less than the par value, if any of the Common Stock).

      5. Voting Rights. The holders of the issued and outstanding shares of Series "A" Preferred Stock shall be entitled to one (1) vote per share at all meetings of the shareholders of the Corporation. Except as otherwise provided in the Corporation's Articles of Incorporation and as required by law, the shares of Preferred Stock shall vote with the shares of the Common Stock as one voting group.

      6. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series "A" Preferred Stock shall not have any preferences or relative, participating, optional or special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Corporation's Articles of Incorporation. The shares of Series "A" Preferred Stock shall have no preemptive or subscription rights.

      7. Headings. The headings of the various Sections and subsections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

      8. Severability of Provisions. If any right, preference or limitation of the Series "A" Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

      9. Status of Reacquired Shares. Shares of Series "A" Preferred Stock which have been issued and reacquired in any manner, through conversion or otherwise, shall (upon compliance with any applicable provisions of the laws of the State of Nevada) be canceled and not subject to reissuance by the Corporation.

      IN WITNESS WHEREOF, Affinity International Travel Systems, Inc. has caused this Certificate to be signed by its President, Daniel G. Brandano, and attested by its Assistant Secretary, Gerard LaMontagne, this 8 day of February, 1999.

AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.

By: /s/ D. G. Brandano
    ---------------------------------
    Daniel G. Brandano, President

ATTEST:

By: /s/ Gerard LaMontagne
    ---------------------------------
    Gerard LaMontagne, Assistant Secretary

STATE OF FLORIDA

COUNTY OF PINIELAS

      On the 8th day of February, 1999, personally appeared before me Daniel G. Brandano, President of Affinity International Travel Systems, Inc., who, after being duly sworn did state that the matters contained above are true and correct to the best of his knowledge.

Personally known _______ or Produced Identification Florida driver's license
                                                    ------------------------

Type of Identification Produced Fla Drivers License
                                -------------------

/s/ Nancy J. Deitemeyer
--------------------------------
Notary Public

My Commission Expires: April 22, 2002
                       --------------

STATE OF FLORIDA

COUNTY OF PINIELAS

      On the 8th day of February, 1999, personally appeared before me Gerard LaMontagne, Assistant Secretary of Affinity International Travel Systems, Inc., who, after being duly sworn did state that the matters contained above are true and correct to the best of her knowledge.

Personally known _______ or Produced Identification ____________________

Type of Identification Produced ________________________________________________

/s/ Nancy J. Deitemeyer
--------------------------------
Notary Public

My Commission Expires: April 22, 2002
                       --------------



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